Exhibit 10.1      Execution Copy

PLEDGE OF DEBT SECURITY AND RECEIVABLES

DATED 13 May 2024

ENTERED INTO BY AND BETWEEN

PRA GROUP EUROPE HOLDING S.À R.L.
as Pledgor

AND

PRA GROUP ÖSTERREICH PORTFOLIO GMBH

AND

DNB BANK ASA
as Pledgee

______________________________________________________

DORDA RECHTSANWÄLTE GMBH

This pledge agreement ("Agreement") is made by and between:

(1)PRA Group Europe Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 53, Boulevard Royal L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B183422 (the "Pledgor");
(2)PRA Group Österreich Portfolio GmbH, a private limited company organized and existing under the laws of Austria, with its seat in Eisenstadt, Austria and its business address at Marktstraße 3, 7000 Eisenstadt, registered with the Austrian Companies Register of the Commercial Court in Eisenstadt under registration number FN 426567 f (the "Company"); and
(3)DNB BANK ASA, a public limited liability company established and existing under the laws of Norway, with its seat at Dronning Eufemias Gate 30, 0191 Oslo registered with the Norwegian Companies Register under registration number 984 851 006 (the "Pledgee" and together with the Pledgor and the Company, the "Parties").
PREAMBLE

(A)Pursuant to a certain revolving credit facility agreement dated 23 November 2022 between, inter alios, PRA Group Europe Holding S.à r.l and PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch as borrowers, DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ) as lenders and certain other parties named therein, pursuant to which the lenders have agreed to lend up to EUR 730,000,000 (as amended from time to time, the "Facility Agreement").
(B)The Pledgor has agreed to grant a pledge over the Pledged Assets (as defined below) as security for the Secured Obligations (as defined below).
(C)The security created by or pursuant to this Agreement is to be held and administered by the Pledgee in its capacity as Security Agent for and on behalf of the Finance Parties pursuant to the relevant provisions of the Facility Agreement.
1.DEFINITIONS

Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Facility Agreement. Any references made in this Agreement to any Finance Document or to any other agreement or document (under whatever name), shall be deemed to be references to such Finance Document or such other agreement or document as the same may have been, or may from time to time be, amended, extended, renewed, restated or novated, or as parties or persons may accede thereto or withdraw therefrom as a party or person.
"ABGB" means the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch).
"Ancillary Rights" means any ancillary rights (Nebenrechte), contractual rights of alteration (Gestaltungsrechte), re-assignment claims, proceeds, or inchoate rights (Anwartschaftsrechte), and claims to surrogates of the Pledgor arising under or in connection with any Debt Security.

Pledge of Debt Security

"Austrian Capital Maintenance Rules” means any mandatory provisions of the Austrian capital maintenance rules pursuant to Austrian company law, in particular, without limitation section 82 et seq of the Austrian Act on Companies with Limited Liability and section 52 et seq of the Austrian Stock Corporation Act or any analogous application thereof.
"Authorisation" has the meaning set forth in Clause 4.4 of this Agreement.
"Debt Security" means any existing and future security instrument (promissory note) (Wertpapier), issued as a physical promissory note under Austrian law by the Company which represents the claims of the Pledgor as lender of loans made available by the Pledgor to the Company under or in the context of the Framework Agreement.
"Default Notice" has the meaning given to such term in the Facility Agreement.
"Encumbrance" has the meaning given to such term in the Facility Agreement.
"Enforcement Event" means that a Default Notice has been served by the Facility Agent to the Borrowers and any of the Secured Obligations being due for payment (Pfandreife).
"Framework Agreement" means the framework agreement dated 13 May 2024 for the financing of the acquisition of securitization positions entered into by and between the Pledgor and the Company.
"Parallel Debt Agreement" means the parallel debt agreement (covenant to pay in relation to a certain credit agreement) under German law dated 23 November 2022 between PRA Group Europe Holding S.à r.l. as debtor and DNB Bank ASA as security agent.
"Pledge" has the meaning set forth in clause 3.1 of this Agreement.
"Pledged Assets" means any Debt Security, the Receivables and the Ancillary Rights.
"Receivables" means all existing and future receivables of the Pledgor against the Company under in context of any Debt Security or any other financing arrangement pursuant to the Framework Agreement.
"Secured Obligations" has the meaning given to such term in the Facility Agreement and will in addition include the Parallel Debt Obligations as defined Parallel Debt Agreement as well as claims based on unjust enrichment (ungerechtfertigte Bereicherung) and tort (Delikt).
"Security Document" has the meaning given to such term in the Facility Agreement. "Transaction Security" has the meaning given to such term in the Facility Agreement. "UGB" means the Austrian Commercial Code (Unternehmensgesetzbuch).
2.CONSTRUCTION
2.1.Unless a contrary indication appears, any reference in this Agreement to:
(a)the Pledgor or the Pledgee or any other person shall be construed so as to include its universal successors, successors in title, permitted assigns and permitted transferees; and
(b)a person "ensuring" that another person takes any action or does not take any action shall be construed as "Erfolgsgarantie" in the meaning of section 880a second alternative of the ABGB;

Pledge of Debt Security

(c)references to any act or determination by a Party to be performed or made "reasonably" shall be deemed to be references to the Austrian law term "nach billigem Ermessen" and shall be construed according to this term, and any other reference relating to "reasonability" shall be construed to be a reference to the Austrian law concept of "Billigkeit"; and
(d)reference to "promptly" or "without delay" shall be deemed to be references to the Austrian law term "unverzüglich".
2.2.The Transaction Security under this Agreement is granted to the Pledgee in its own name as creditor of the obligations under the Parallel Debt Agreement (including the Parallel Debt Obligations as defined in the Parallel Debt Agreement) and on its own behalf and not as representative of the other Finance Parties. The Pledgor hereby acknowledges that, in exercising its rights, powers, duties, authorities and discretions under this Agreement, the Pledgee is acting as the Security Agent for the Finance Parties in accordance with the Facility Agreement (to which the Pledgor is a party).
2.3.In the event of any conflict between the provisions of this Agreement and the Facility Agreement, the provisions of the Facility Agreement shall prevail. This Agreement is a Security Document.
2.4.This Agreement is made in the English language. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.
3.PLEDGE
3.1.The Pledgor hereby pledges the Pledged Assets to the Pledgee and to any successors, permitted assignees and transferees of the foregoing, as security for the unconditional, punctual and complete satisfaction and discharge of all Secured Obligations (the "Pledge"). The Pledgee accepts the Pledge.
3.2.The Pledge shall also cover any future extension of the maturity of the Secured Obligations by way of amendment, supplement or restatement of any of the Finance Documents.
3.3.The Pledge is provided as a continuing security for the payment and discharge of all Secured Obligations and shall rank ahead of any other security now in existence or created in the future in or over any of the Pledged Assets. The security granted by this Agreement shall be in addition to and shall be independent of every other security which the Pledgee may at any time hold for any of the Secured Obligations.
3.4.Pursuant to section 1372 ABGB the Pledgee is not entitled to usufruct (Fruchtnießung) in respect of the Pledged Assets prior to the occurrence of an Enforcement Event which is continuing. Thus, the Pledgee in particular but not limited to, has no claim to collect and receive any payments under a Debt Security prior to the occurrence and continuation of an Enforcement Event.
4.PERFECTION OF SECURITY AND FURTHER ASSURANCE
4.1.The Pledgor shall promptly hand over the original of any Debt Security to the Pledgee. In addition, the Pledgor hereby notifies the Company of the Pledge (Drittschuldnerverständigung) and the Company hereby acknowledges notification of the Pledge.

Pledge of Debt Security

4.2.The Pledgor shall from time to time, at the request of the Pledgee, do any act or execute in favour of the Pledgee or as it may reasonably require such further actions in such form as the Pledgee may reasonably require, for (maintaining) the perfection of the security intended to be conferred on the Pledgee by or pursuant to this Agreement or to facilitate the realization thereof or the exercise of any and all powers, authorities and discretions intended to be vested in the Pledgee pursuant to this Agreement. The Pledgor shall not do, or permit to be done, anything that could prejudice the Pledge.
4.3.The Pledgee shall in no way be obliged to monitor any perfection, marking, recording, specification requirements or other acts to be set by the Pledgor in accordance with this clause 4 (Perfection of security and further assurance).
4.4.The Pledgor shall remain authorized, subject to the limitations of the Facility Agreement, to deal freely with the Receivables including without limitation, to collect and receive payments under a Debt Security, in the ordinary course of its business without the prior written consent of the Pledgee being required (the "Authorisation"). Upon an Enforcement Event having occurred which is continuing, the Authorisation shall terminate automatically.
5.ENFORCEMENT OF THE PLEDGE
5.1.If an Enforcement Event has occurred, the Pledgee may in order to enforce the Pledge at any time thereafter avail itself of all rights and remedies that a pledgee (Pfandgläubiger) has upon default of any pledgor under the laws of Austria, including without limitation, to enforce the Pledge out of court (außergerichtliche Pfandverwertung) without any requirement to receive a title instrument for enforcement (Exekutionstitel) or to institute in court enforcement proceedings (Exekutionsverfahren) in accordance with the Austrian Enforcement Act (Exekutionsordnung).
5.2.The Pledgee may, at its option, enforce the Pledge out of court (außergerichtliche Pfandverwertung) by means of requesting the transfer to it and collecting any amounts in relation to the Pledged Assets or disposing of any Receivables, whereas the provisions of sections 466a et seq. ABGB and section 368 para 1 UGB apply mutatis mutandis. To the extent legally permissible, the Pledgee shall be entitled to exercise all Ancillary Rights with regard to the Pledged Assets.
5.3.Subject to the occurrence of an Enforcement Event which is continuing, the Pledgee may, alternatively at its option, collect and enforce any of the Pledged Assets in its sole discretion, in particular:
a)request that all documents relating to the Receivables, or copies thereof, be handed over to the Pledgee and the Pledgor hereby agrees to promptly comply with any such request;
b)to exercise in relation to the Pledged Assets all of the rights of a title holder (Eigentümer), including, but without limitation, which the Pledgee may consider necessary or expedient (zweckmäßig) to protect its interests;
c)to enter into all agreements with a debtor of any Receivable as it may deem necessary for collecting the Receivables in accordance with this Agreement and applicable mandatory law, including without limitation to terminate any current account relationship (Kontokorrentverrechnungsverhältnis) and

Pledge of Debt Security

determine the present balance with any debtor of a Receivable or accept deferred payments and discounts and enter into compromises with any debtor of a Receivable;
d)to assign any or all of the Pledged Assets to any person on such terms as the Pledgee considers appropriate;
e)to collect and realize the Receivables to the extent necessary to satisfy due and payable Secured Obligations in any way the Pledgee considers appropriate (including, but without limitations, through court proceedings);
f)to exercise any Ancillary Rights with regard to the Pledged Assets; and/or
g)if and to the extent any information or documents which are necessary to identify the Pledged Assets, or the debtor have been handed over by the Pledgor to a third party or a third party is handling the electronic processing for the Pledgor, to demand from such third party the return or disclosure of such information or documents.
5.4.The Pledgee may, at its option, enforce the Pledge out of court (außergerichtliche Pfandverwertung) by means of requesting the transfer to it of and collecting any amounts in relation to the Pledged Assets or disposing of any Receivables, whereas the mandatory provisions of sections 466a et seq. ABGB and section 368 para 1 UGB apply mutatis mutandis. To the extent legally permissible, the Pledgee shall be entitled to exercise all Ancillary Rights with regard to the Pledged Assets.
5.5.The Pledgor shall furthermore at its expense render forthwith all assistance in order to facilitate the prompt realization of any Pledged Asset by the Pledgee or the exercise of any other right the Pledgee may have.
5.6.The proceeds from an enforcement of the Pledge shall, after the deduction of enforcement cost and any preferential debts, be paid to the Pledgee and shall be applied in or towards satisfaction of the Secured Obligations in accordance with the terms of the Facility Agreement. The Pledgee is not bound to adhere to the provisions of section 1416 ABGB. Proceeds from the enforcement which exceed the amount of the Secured Obligations, if any, are forthwith to be disbursed to the Pledgor.
5.7.The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Secured Obligations. The Pledgee may at its sole discretion enforce this Pledge in total or in part, collectively or individually. This Pledge may be enforced repeatedly, as long as not all Pledged Assets have been realized.
5.8.For the purpose of or pending the discharge of any of the Secured Obligations the Pledgee may convert any money received, recovered or realized or subject to application by it under this Agreement from one currency to another, which the Pledgee considers necessary to cover the obligations and liabilities comprised in the Secured Obligations and any such conversion shall be effected at the Pledgee's spot rate of exchange for the time being for obtaining such other currency with the first currency.

Pledge of Debt Security

5.9.The rights, powers and remedies provided by this Agreement are cumulative and are not, nor are they to be construed as, exclusive of any right of set-off or other rights, powers and remedies provided by law.
5.10.The Pledgor hereby expressly consents to a realization of the Pledged Assets in case of an enforcement of the Pledge pursuant to this Clause 5 (Enforcement of Pledge) and hereby waives and releases to the fullest extent permitted by law any right of revocation (Anfechtbarkeit) and its right to set-off (Aufrechenbarkeit) with respect to any of the Pledged Assets.
5.11.Following the occurrence of an Enforcement Event, the Pledgee may determine in its discretion at what time and during which time any of the steps in this Clause 5 (Enforcement of Pledge) are taken.
5.12.The Pledgee shall be required to take into consideration reasonable interests (angemessenen Interessen) of the Pledgor at all times.
6.LIMITATION OF THE PLEDGE
6.1.Any obligations and liabilities of the Company under this Agreement shall at all times be limited so that at no time the assumption of an obligation and/or liability under or pursuant to this Agreement would violate or contradict any mandatory provisions of the Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian company law, in particular, without limitation section 82 et seq of the Austrian Act on Companies with Limited Liability and section 52 et seq of the Austrian Stock Corporation Act or any analogous application thereof (“Austrian Capital Maintenance Rules”). At no time the Company shall be required to pay any amount under this Agreement to the extent that such payment would violate Austrian Capital Maintenance Rules.
6.2.If and to the extent the obligations and/or liabilities under this Agreement would not be permissible under Austrian Capital Maintenance Rules (and/or would expose the managing directors of the Company to any personal liability or criminal responsibility), then such obligations and/or liabilities shall be at all times be deemed limited in such a manner that such obligations and/or liabilities are in accordance with Austrian Capital Maintenance Rules.
7.UNDERTAKINGS AND COVENANTS OF THE PLEDGOR

During the term of this Agreement, the Pledgor undertakes and covenants with the Pledgee, except as permitted under the Finance Documents, or if otherwise agreed with the Pledgee in writing (and without limiting obligations under applicable law):
7.1.not to create or allow to subsist any Encumbrance whatsoever on any Pledged Asset or otherwise sell, transfer or dispose of the whole or any part of any Pledged Asset;
7.2.to ensure that the Pledged Assets are valid and enforceable and can be subject to the Pledge hereunder and, upon becoming aware thereof, to notify the Pledgee if this is at any time not the case or if it is foreseeable for the Pledgor that this will be at any time not the case;
7.3.not to waive its rights to any of the Pledged Asset, or otherwise do or permit to be done any act or thing which may have a material adverse effect or otherwise

Pledge of Debt Security

jeopardize the interests and/or rights of the Pledgee in relation to any Pledged Asset; and
7.4.to promptly furnish the Pledgee, upon its request, with all information reasonably requested by the Pledgee in respect of any Pledged Asset and to promptly inform the Pledgee of any event, physical or legal, which may have a material adverse effect and/or may be relevant for the legality, validity or effectiveness of the Pledge or be expected to give rise to a claim by any person other than the Pledgee in respect of any Pledged Asset.
8.REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR
8.1.The Pledgor makes the representations and warranties set out in this Clause 8 to the Pledgee on the date of this Agreement:
(a)it has not sold or otherwise disposed of or agreed to sell or dispose of any of the Pledged Assets or any of its rights or benefits in respect of any of the Pledged Assets;
(b)it has received no notice of any claims (adverse or otherwise) by any person in respect of any Pledged Asset or claiming any interest whatsoever in any Pledged Asset, nor has any acknowledgement been given to any person in respect of any Pledged Asset; and
(c)this Agreement constitutes legally binding and valid obligations of the Pledgor enforceable in accordance with its terms (except as such enforcement may be limited by any relevant bankruptcy, insolvency, receivership or similar laws affecting creditors' rights generally) and constitutes an effective first ranking security interest enforceable against the Pledgor and a liquidator or receiver of the Pledgor and any third party.
8.2.The representations and warranties given by the Pledgor shall be deemed to be made by the Pledgor by reference to the facts and circumstances existing on the date of this Agreement, and each time the Repeating Representations (as defined in the Facility Agreement) are deemed to be repeated pursuant to Clause 13.1.30 (Repetition) of the Facility Agreement.
9.DURATION AND RELEASE
9.1.The Pledge shall remain in full force and effect as a continuing security until the complete, irrevocable and final satisfaction of the Secured Obligations. The Pledge shall not cease to exist if the Obligors have only temporarily discharged or partially satisfied the Secured Obligations. If the Pledgee considers that any amount paid or credited to it or any Finance Party under any Finance Document is capable of being avoided or otherwise set aside on the winding-up of the Pledgor or any other person, or otherwise, that amount shall not be considered to have been paid for the purposes of determining whether all the Secured Obligations have been irrevocably paid.
9.2.The Pledge shall be released in accordance with the provisions of the Facility Agreement. For the avoidance of doubt, upon complete and final satisfaction of the Secured Obligations, the Pledge, due to its accessory nature (Akzessorietät), ceases to exist by operation of Austrian mandatory law.

Pledge of Debt Security

9.3.The Pledgee may freely release any Encumbrance provided to it by the Pledgor or any other security provider to secure the Secured Obligations regardless of the effect of such release on the Pledgor's ability to take recourse from the providers of such Transaction Security, to the extent permitted by applicable mandatory law.
10.SAVING PROVISIONS
10.1.In case of any amendment or supplement to, or variation, modification or replacement of any Finance Document (irrespective of whether such amendment, variation, modification, supplement or replacement shall qualify, under any applicable laws, as novation (Novation) of the Secured Obligations or not), including (without limitation) by accession of an additional Obligor, the Pledge created hereunder shall not lapse but shall continue to secure the Secured Obligations and this clause shall serve as express consent (besonderes Einverständnis) in accordance with section 1378 ABGB. No solvent reorganization of the Company of any sort (including but not limited to a merger (Verschmelzung) or demerger (Spaltung)) shall affect the Pledge.
10.2.The Parties agree that in case of a substitution of an Obligor, a transfer or assignment of any of the obligations forming part of the Secured Obligations from an Obligor to another person, including (without limitation) by accession of an additional Obligor, the Pledge shall not lapse but shall continue to secure the Secured Obligations in accordance with section 1407 para 2 ABGB and, if applicable, the Pledgor hereby irrevocably waives its right to object (Widerspruchsrecht) pursuant to section 38 para 2 UGB.
10.3.The Pledgor hereby agrees to waive, to the fullest extent permitted under applicable law, any rights which may pass to it by subrogation or otherwise, including but not limited to, any recourse claim against any person which it may acquire (i) in the event that the Pledgor discharges any Secured Obligations or (ii) in the case of a realization of any of the Pledged Assets by the Pledgee. In case the Pledgor nevertheless acquires any such right by operation of law or otherwise, it undertakes not to exercise any such right until all Secured Obligations have been completely and irrevocably discharged. In case of a redemption (Einlösung) of Secured Obligations pursuant to section 1358 or 1422 ABGB the security interest pursuant to this Agreement shall not pass to the redeeming party until the complete and final satisfaction of the Secured Obligations.
10.4.To the fullest extent permitted by law, the Pledgee may, in its sole discretion, grant time or other indulgence or make any other arrangement, variation or release with any person(s) not party hereto (irrespective of whether such person(s) is/are jointly liable with the Pledgor) in respect of the Secured Obligations or in any way affecting or concerning them or any of them or in respect of any security for the Secured Obligations or any of them, without in any such case prejudicing, affecting or impairing the security hereby constituted, or any other of the Pledgee's rights or the exercise of the same, or any indebtedness or other liability of the Pledgor to the Pledgee.
10.5.No failure on the part of the Pledgee to exercise, or delay in exercising any of the rights, powers and remedies provided by this Agreement or by law shall operate as a waiver thereof, nor shall any single or partial waiver of any such right preclude

Pledge of Debt Security

any further or other exercise of that one right concerned or the exercise of any other right.
10.6.The Pledgor irrevocably and unconditionally agrees that the Pledgee, its officers, employees, agents and advisors shall not be bound by any applicable banking secrecy or data protection obligations, including, but not limited to, the obligation as stipulated in section 38 of the Austrian Banking Act (Bankwesengesetz), in connection with the creation, preservation or enforcement of the Pledge.
11.PARTIAL INVALIDITY, SEVERABILITY
11.1.Each of the provisions contained in this Agreement shall be severable and distinct from one another and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, this shall not affect, prejudice or impair the validity, legality and enforceability of the remaining provisions hereof. The invalid, illegal or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision.
11.2.In particular, the Pledge shall not be affected and shall in any event extend to any and all shares in the Pledged Company even if the number or nominal value of the Existing Share or the aggregate share capital of the Pledged Company as stated herein are inaccurate or deviate from the actual facts.
12.NOTICES
12.1.Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by mail, e-mail, or fax transmission to the following addresses:
For the Pledgor:    PRA Group Europe Holding S.à r.l. Address:    53 Boulevard Royal, L-2449 Luxembourg Attention:    Harald Cupic

For the Company:    PRA Group Österreich Portfolio GmbH Address:    Marktstraße 3, 7000 Eisenstadt, Austria
Attention:    Werner Ringhofer Rosmarie Pauer

For the Pledgee:    DNB Bank ASA
Address:    Dronning Eufemias Gate 30, 0191 Oslo, Norway Attention:    Øyvind Kjønnerød Jørgensen

or to such other address as the recipient may notify or may have notified to the other party in writing.
12.2.Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be in English; or if not in English, and if so required by the Security Agent, accompanied

Pledge of Debt Security

by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
13.TRANSFER OF RIGHTS
13.1.The Pledgor shall not be entitled to assign or transfer all or any of its obligations or rights under this Agreement. Subject to the provisions in the Facility Agreement and the Parallel Debt Agreement, the Pledgee may assign or transfer all or any of its rights, benefits and obligations under this Agreement. The Pledgor confirms that this provision has been agreed upon individually and is not grossly discriminatory (gröblich benachteiligend) within the meaning of section 1396a of the Austrian Civil Code (ABGB).
13.2.The Pledgor agrees that the benefit of this Agreement shall transfer and shall re- main in full legal effect when the Pledgee (in particular, but not limited to, in its capacity as Security Agent) transfers its rights and obligations under and in accordance with Finance Documents (whether by novation or assignment or otherwise) in whole or in part to a third party. In addition, and subject to the Finance Documents, the Pledgor undertakes to enter into any agreement substantially in the form of this Agreement and otherwise do whatever is required by the Pledgee in such case. The expression "Pledgee" wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Pledgee, who shall be entitled to enforce and proceed upon the security granted by this Agreement in the same manner as if named herein. Subject to the terms of the Finance Documents, the Pledgee shall be entitled to provide any information concerning the Pledgor to any such assignee or other successor or any participant or proposed assignee, successor or participant.
14.APPLICABLE LAW; JURISDICTION
14.1.This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Austria, without regard to the conflict of law principles thereof.
14.2.The courts competent in commercial matters for the first district of Vienna, Austria, shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity, termination or enforcement of this Agreement).
(signature pages follow)

Pledge of Debt Security

Signature Pages to the Pledge Agreement
over Debt Security and Receivables

PRA Group EuroHlding S.à r.l.
as Pledgor

/s/ Tom-André Westbø Hansen
By:    Tom-André Westbø Hansen
Title:    Manager

PRA Group Österreich Portfolio GmbH
as Company

/s/ Leif Henning Dokset
By:    Leif Henning Dokset
Title:    Board member

Pledge of Debt Security

Signature Pages to the Pledge Agreement
over Debt Security and Receivables

DNB BANK ASA
as Pledgee

/s/ Øyvind Jørgensen                /s/ Peder A. Bogen
By:    Øyvind Jørgensen            By:    Peder A. Bogen
Title:    Advisor                Title:    Senior Advisor

Pledge of Debt Security